EXHIBIT 99.2

MOLECULAR PROBES, INC., AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value information)

	June 30,	September 30,
	2003	2002
ASSETS
Current Assets:
Cash and cash equivalents	$3,167	$2,551
Short-term investments	7,013	7,797
Restricted cash	179	—
Accounts receivable	6,525	5,263
Inventories	5,694	4,195
Income taxes receivable	—	1,086
Prepaid expenses and other current assets	637	1,559

Total current assets	23,215	22,451
Property and equipment, net	21,059	14,430
Goodwill	756	—
Other assets	673	570

Total Assets	$45,703	$37,451

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Line of credit	$45	$—
Current portion of long-term obligations	400	227
Accounts payable	715	3,202
Accrued expenses and other current liabilities	2,610	2,460
Income taxes payable	932	31

Total current liabilities	4,702	5,920

Long-term obligations	11,982	9,796

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.001 par value; 40,000,000 shares authorized, 37,234,300 shares issued and outstanding (liquidation preference of $68,883)	37	37
Common stock, $0.001 par value; 100,000,000 shares authorized, 37,265,540 and 37,234,300 shares issued and outstanding, respectively	37	37
Additional paid-in capital	36	30
Accumulated other comprehensive loss	—	(8)
Retained earnings	28,909	21,639

Total shareholders’ equity	29,019	21,735

Total liabilities and shareholders’ equity	$45,703	$37,451

See Notes to Unaudited Consolidated Financial Statements.

MOLECULAR PROBES, INC., AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)

	Nine months ended
	June 30,

	2003	2002
Revenues:
Product sales	$44,290	$39,315
License fees and royalty income	2,630	1,015
Research grant and contract income	431	292

	47,351	40,622
Expenses:
Cost of revenues	7,110	6,716
Research and development	7,471	4,919
General and administrative	6,548	7,003
Sales and marketing	5,770	3,491

	26,899	22,129

Operating income	20,452	18,493

Charitable contributions	(915)	(920)
Net gains on marketable securities	102	88
Net gains (losses) on foreign currency exchange	1,322	(166)
Interest income	136	209
Interest expense	(775)	(746)
Other income, net	119	26

Other expense, net	(11)	(1,509)

Income before income taxes	20,441	16,984
Provision for income taxes	(7,661)	(6,462)

Net income	$12,780	$10,522

See Notes to Unaudited Consolidated Financial Statements.

MOLECULAR PROBES, INC., AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine months ended
	June 30,

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,780	$10,522
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,688	1,516
Realized gain (loss) on available-for-sale securities	453	(1,336)
Other non-cash adjustments	(22)	1
Changes in operating assets and liabilities, net of effects of business acquired:
Accounts receivable	(1,158)	(1,687)
Inventories	(1,305)	(525)
Income taxes receivable	1,086	1,638
Prepaid expenses and other current assets	95	163
Accounts payable and accrued liabilities	(2,331)	(492)
Income taxes payable	901	3

Net cash provided by operating activities	12,187	9,803

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on related party note receivable	839	833
Capital expenditures	(5,820)	(1,344)
Available-for-sale securities:
Purchases	—	(1,478)
Maturities	3,379	151
Held-to-maturity securities:
Purchases	(4,085)	(252)
Maturities	1,088	5,127
Net cash paid for business acquisition	(1,000)	—
Change in other assets	(294)	51

Net cash provided by (used in) investing activities	(5,893)	3,088

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	6	6
Payments of dividends	(5,511)	(10,000)
Payments on capital lease obligation	(173)	(374)

Net cash used in financing activities	(5,678)	(10,368)

Net increase in cash and cash equivalents	616	2,523
Cash and cash equivalents, beginning of period	2,551	1,571

Cash and cash equivalents, end of period	$3,167	$4,094

See Notes to Unaudited Consolidated Financial Statements.

MOLECULAR PROBES, INC., AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.  Basis of Presentation

     The consolidated financial statements include the accounts of Molecular Probes, Inc. (“Molecular Probes”) and its wholly-owned subsidiaries, Molecular Probes Europe (“MPE”) and Interfacial Dynamics Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation. The interim financial statements have been prepared, without audit, according to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. The accompanying unaudited financial statements contain all adjustments, which include only normal recurring adjustments, necessary to state fairly the financial position, results of operations and cash flows as of and for the periods indicated. Molecular Probes’ fiscal year ends September 30. The unaudited balance sheet as of September 30, 2002 is derived from the audited balance sheet included in Exhibit 99.1 herein.

     These financial statements should be read in conjunction with the audited financial statements and the notes thereto included in Exhibit 99.1 herein.

Revenue Recognition

     Molecular Probes records revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the customer is fixed and determinable and collectibility is reasonably assured.

     Pursuasive evidence of an arrangement exists – Molecular Probes’ business practice requires written or electronic documentation or evidence from a customer to support a sales or licensing arrangement or grant contract.

     Delivery has occurred or services have been rendered – Revenue from product sales is recognized in the period the product is shipped. Products are shipped Freight on Board shipping point. Once those terms are met, Molecular Probes has no continuing obligations or performance criteria requirements. Molecular Probes has no “bill and hold” arrangements with customers.

     Research and development grant and contract revenues are recognized in accordance with the terms of the related agreements, generally as qualified research activities progress. Payments received for future performances are deferred and recorded as revenue when earned.

     License fees are recognized when there is no material continuing performance obligation under the agreement. Up-front payments are deferred and recorded as revenue over the term of the agreement.

     Fixed or determinable price – Sales of Molecular Probes products are at fixed or established sales prices determined prior to the time the products are shipped with no customer cancellation, price protection or termination clauses.

     Collectibility is reasonably assured – Based on Molecular Probes’ credit management policies it believes collectibility is reasonably assured (1) when product is shipped to a customer; (2) as qualified research activities progress and revenues become billable under research and development grants and contracts; and (3) when there is no continuing performance obligations under licensing arrangements. Based on the Molecular Probes’ historical experience, no provision for uncollectible accounts and return allowances are necessary at the time revenue is recognized.

Employee Stock Option Plans

     Molecular Probes accounts for its employee stock option plans under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123). Accordingly, no compensation cost has been recognized for the fixed stock option plans under the fair value recognition provisions of SFAS No. 123. In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, which is effective for fiscal years ending after December 31, 2002. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to SFAS No. 123’s fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and Accounting Principles Board (APB) Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effect of an entity’s accounting policy with respect to stock-based employee compensation on reported net income in annual and interim financial statements. Molecular Probes adopted SFAS No. 148 for the nine months ended June 30, 2003. The following table illustrates the effect on net income if Molecular Probes had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

	For the Nine Months
(in thousands)	Ended June 30,

	2003	2002
Net income, as reported	$12,780	$10,522
Deduct: total stock-based employee compensation expense determined under fair value based method for all stock options, net of related tax effects	(111)	(60)

Pro forma net income	$12,669	$10,462

2.  Business Combination

Interfacial Dynamics Corporation

     On April 8, 2003, Molecular Probes acquired all of the outstanding common stock of Interfacial Dynamics Corporation for $1.0 million. The transaction has been accounted for as a purchase, and, accordingly, the results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. Molecular Probes incurred approximately $45,000 of closing costs for this acquisition. The excess of purchase price over the acquired net assets was $0.8 million at June 30, 2003, and has been recorded as goodwill in the Unaudited Consolidated Balance Sheet.

3.  Inventories

     Inventories consist of the following:

	June 30,	September 30,
(in thousands)	2003	2002

Work-in-process	$953	$866
Finished goods	4,741	3,329

	$5,694	$4,195

4.  Accumulated Depreciation

     Accumulated depreciation of property and equipment was $9.9 million and $8.2 million at June 30, 2003 and September 30, 2002, respectively.

5.  Comprehensive Income

     Total comprehensive income is determined as follows:

	For the Nine Months
(in thousands)	Ended June 30,

	2003	2002
Net income	$12,780	$10,522
Unrealized gain (loss) on investments	8	(189)

Total comprehensive income	$12,788	$10,333

6.  Common Stock Dividends

     Total dividends paid to common stock holders for the nine months ended June 30, 2003 and 2002 were $5.5 million and $10.0 million, respectively.

7.  Guarantee

     On May 24, 2002, RAM LLC, a related party, entered into a line of credit agreement for the construction of a new facility. The $2.0 million note is collateralized by the new facility and guaranteed by Molecular Probes. In conjunction with the acquisition of Molecular Probes, as described in the subsequent event in Note 9 below, this guarantee was terminated.

8.  Contingencies

     Molecular Probes is a party to various claims, disputes, legal actions and other proceedings involving contracts, employment and various other matters. The outcome of these matters is not expected to have a material effect on the consolidated financial condition of Molecular Probes.

9.  Subsequent Event

     On August 20, 2003, Invitrogen Corporation (“Invitrogen”) acquired all of the outstanding shares of common stock of Molecular Probes for cash of $303.9 million. Just prior to the acquisition, each outstanding share of preferred stock was converted into one equivalent share of common stock. Stock options of Molecular Probes were also assumed by Invitrogen. Each option to purchase one share of common stock of Molecular Probes was converted into an option to purchase one share of Invitrogen common stock based on an exchange rate of 0.0756037.